Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

                The undersigned, Donald L. Kovach and Candace A. Leatham hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Sussex Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: Donald L. Kovach /s/
DONALD L KOVACH
President and
Chief Executive Officer

Date: March 23, 2005

By:Candace A. Leatham /s/
CANDACE A LEATHAM
Senior Vice President and
Chief Financial Officer

Date: March 23, 2005
15